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                                                         As of February 20, 1999

National Propane, L.P.
Suite 1700, IES tower
200 1st Street, SE
P.O. Box 2067
Cedar Rapids, IA 52401-2067

Gentlemen:

     Reference is made to the Credit Agreement among National Propane, L.P., the Lenders party thereto and BankBoston, N.A., as Administrative Agent, dated June 26, 1996 (as amended and in effect on the date hereof, the 'Credit Agreement'). Reference is also made to the letter dated January 19, 1999 from the Administrative Agent and the Lenders to National Propane, L.P. (the 'Waiver Letter'). All capitalized terms used herein and not otherwise defined shall have the meanings herein as in the Credit Agreement.

     In accordance with the Waiver Letter, on February 20, 1999 the Borrower furnished Officer's Certificates to the Administrative Agent and the Lenders with respect to the year ended December, 1998 and the twelve months ended January, 1999. Pursuant to such Officer's Certificates, the Borrower notified the Administrative Agent and the Lenders that the Partnership's ratio of Total Funded Debt to Consolidated Cash Flow as of December 31, 1998, was in excess of the maximum permitted ratio pursuant to Section 6.31 of the Credit Agreement (the 'Leverage Ratio Default').

     The Borrower has requested that the Administrative Agent and the Lenders waive the Leverage Ratio Default and any subsequent Default relating to the Leverage Ratio that may occur with respect to any period ending on or prior to August 31, 1999. The Administrative Agent and the Lenders are willing to, and do hereby, agree to such request and waive the Leverage Ratio Default. In addition, the Administrative Agent and the Lenders hereby waive any other Default under the Credit Agreement that may occur with respect to the Leverage Ratio for any period ending on or prior to August 31, 1999 ('Future Leverage Ratio Defaults'), subject to the Borrower's agreement to the following:

     1. On or before April 30, 1999, the Borrower shall deliver to the Administrative Agent a purchase and sale agreement from a creditworthy buyer, on terms reasonably satisfactory to the Administrative Agent and the Lenders, for the sale of the Borrower's business or assets the terms of which shall provide for repayment in full of all Obligations and the termination of the Credit Agreement and obligations of the Lenders thereunder (in each case upon closing of the acquisition).

     2. On the 20th day of each month (each a 'Delivery Date') commencing April 20, 1999, the Borrower will deliver to the Administrative Agent and the Lenders an Officer's Certificate (the 'Status Certificate'), in form and substance satisfactory to the Administrative Agent and the Lender as to the status of the proposed sale of the Borrower.

     3. On or before September 30, 1999, the sale of the Borrower's business or assets pursuant to the purchase and sale agreement described in paragraph 1, above, shall have been consummated, all Obligations to the Administrative Agent and the Lenders repaid in full and all obligations of the Administrative Agent and the Lenders under the Credit Agreement and other Loan Documents terminated.



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     4. The Borrower shall not make any Restricted Payments on its partnership interests or directly or indirectly (through the Public Partnership) to the holders of the common units of the Public Partnership until all Obligations have been repaid in full and all obligations of the Lenders under the Credit Agreement terminated.

     5. (a) The failure of the Borrower to comply with the provisions of Paragraph 1-4 inclusive, as and when due, or (b) the termination, or breach by any party, of the purchase and sale agreement described in Paragraph 1 above, shall each constitute an immediate Event of Default under the Credit Agreement as of the date of occurrence, without any further action of the Administrative Agent and the Lenders and without any notice to, or right to cure by, the Borrower.

     6. Notwithstanding anything to the contrary contained in the Credit Agreement, the Lenders shall hereafter have no commitment to make any Revolving Loans to the Borrower. Rather, all Revolving Loans to the Borrower shall be made, if at all, in the sole discretion of the Lenders. No such Revolving Loans shall be made unless all Lenders agree to do so. The making of such Revolving Loans on one occasion by the Lenders shall not obligate them to make Revolving Loans on any other occasion.

     7. In consideration of the Lenders delivering this waiver, the Borrower shall pay the Lenders a waiver fee in the sum of $25,000.00 each, contemporaneously with the execution of this letter. Such fee shall be fully earned when paid, shall not be applied in reduction of the Obligations, and shall not be subject to refund or rebate under any circumstances.

     The waivers of the Leverage Ratio Default and Future Leverage Ratio Defaults pursuant to this letter is limited as provided above and shall not be deemed to constitute a waiver of any other provision of the Credit Agreement.

     With the exception of the limited waiver to the Credit Agreement granted herein, all terms and conditions of the Credit Agreement remain in full force and effect.

                                          Very truly yours,

                                          'ADMINISTRATIVE AGENT'

                                          BANKBOSTON, N.A.

                                          By: /s/ Christopher Holmgren
                                            .................................
                                            Name: Christopher Holmgren
                                            Title: Director

                                          'LENDERS'

                                          BANKBOSTON, N.A.

                                          By: /s/ Christopher Holmgren
                                             .................................
                                             Name: Christopher Holmgren
                                             Title: Director



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                                          UNION BANK OF CALIFORNIA, N.A.

                                          By:       /s/  Walter M. Roth
                                             .................................
                                             Name:  WALTER M. ROTH
                                             Title: VICE PRESIDENT

                                          BANK OF AMERICA NT & SA

                                          By: /s/ Thomas Biaggi
                                             .................................
                                             Name: Thomas Biaggi
                                             Title: Senior Vice President

AGREED:
NATIONAL PROPANE, L.P.

By:      /s/ R. Brooks Sherman
   ..................................
   Name:  R. Brooks Sherman
   Title: Vice President and CFO






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